Exhibit 23b

                     Consent of Independent Accountants

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-3 (Nos. 33-80009 and 333-06147) and in the Registration Statement on Form S-8 (No. 33-3333718) of our report dated November 30, 1995, relating to the consolidated financial statements of Hemagen Diagnostics, Inc. appearing on page F-3 of this Annual Report on Form 10-KSB.


                                       Price Waterhouse LLP


Boston Massachusetts
December 26, 1996